EXHIBIT 5.1
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   SCHIFF HARDIN & WAITE
   7300 Sears Tower, Chicago, IL 60606
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   May 14, 1998


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C. 20549-1004

        RE:  NEWELL CO.
             REGISTRATION STATEMENT ON FORM S-3
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   Ladies and Gentlemen:

        We are acting as counsel for Newell Co., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 3,094,214 shares of common stock, par value $1.00 per share, of the Company and the related Preferred Stock Purchase Rights attached thereto (collectively the "Shares") which are being offered for the account of certain selling stockholders of the Company.

        In this connection we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, it is our opinion that the Shares have been validly authorized and are legally issued, fully paid and non-assessable. We draw to your attention, however, that the Wisconsin Supreme Court has held that the provisions of a predecessor of Section
   180.0622 of the Wisconsin Business Corporation Law relating to shareholders' liability for employee wages are applicable to foreign corporations qualified to do business in the State of Wisconsin, such as the Company.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By: /s/ Stuart L. Goodman
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                                         Stuart L. Goodman